EXHIBIT 10(c)(x)

         EMPLOYMENT AGREEMENT made as of the 21st day of September, 1994 by and between ARROW ELECTRONICS, INC., a New York corporation with its principal office at 25 Hub Drive, Melville, New York 11747 (the "Company"), and ROBERT S. THROOP, residing at 3 Eucalyptus Court, Woodside, CA 94062 (the "Executive").

         WHEREAS, the Executive is now and has been employed by Anthem Electronics, Inc. ("Anthem") as its Chairman of the Board of Directors, with the responsibilities and duties of a principal executive officer of Anthem; and

         WHEREAS, the Company and the Executive wish to provide for the continued employment of the Executive as an employee of Anthem and for him to continue to render services to Anthem and the Company on the terms set forth in, and in accordance with the provisions of, this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

    1.   Employment and Duties.

         a) Employment. The Company hereby employs the Executive for the Employment Period defined in Paragraph 3, to perform such duties for the Company, its subsidiaries and affiliates and to hold such offices as may be specified from time to time by the Company's Board of Directors, subject to the following provisions of this Agreement. The Executive hereby accepts such employment.

         b) Duties and Responsibilities through 1996. During the Initial Period (as defined in Paragraph 3), it is contemplated that the Executive will serve as the Chairman of the Board of Directors of Anthem but the Board of Directors shall have the right to adjust the duties, responsibilities and title of the Executive as the Board of Directors may from time to time deem to be in the interests of the Company (provided, however, that they remain commensurate with his duties and responsibilities as they exist on the date hereof). If the Board of Directors does not either continue the Executive in the office of Chairman of the Board of Directors of Anthem during the Initial Period or elect him to some other principal executive office satisfactory to the Executive, or does not provide him in any such case with duties and responsibilities commensurate with such an office, the Executive shall have the right to decline to give further service to the Company and shall have the rights and obligations which would accrue to him under Paragraph 8 if he were discharged without cause. If the Executive decides to exercise such right to decline to give further service, he shall within thirty days after such action or omission by the Board of Directors give written notice to the Company stating his objection and the action he thinks necessary to correct it, and he shall permit the Company to have a thirty day period in which to correct its action or omission. If the Company makes a correction satisfactory to the Executive, the Executive shall be obligated to continue to serve the Company. If the Company does not make such a correction, the Executive's rights and obligations under Paragraph 8 shall accrue at the expiration of such thirty day period.

         c) Duties and Responsibilities from 1996 through 2001. During the Transition Period (as defined in Paragraph 3), the Executive shall remain an employee of the Company and shall hold himself available to advise the Company with respect to significant matters similar to those with respect to which he has been involved on the Company's behalf at the close of the Initial Period.

         d) Time Devoted to Duties. Except as otherwise provided under this Agreement, the Executive shall devote substantially all of his normal business time and efforts during the Initial Period to the business of the Company, its subsidiaries and its affiliates, the amount of such time to be sufficient, in his discretion, to permit him diligently and faithfully to serve and endeavor to further their interests to the best of his ability. During the Transition Period, the Executive shall devote such reduced amount of time to the business of the Company, its subsidiaries and its affiliates as the Board of Directors and the Executive may from time to time agree. Subject to the foregoing, it is expressly agreed and understood that the Executive may participate in various civic and philanthropic activities and may serve on boards of directors and committees of not-for-profit organizations of the Executive's choice.

         e) Nomination to Board. The Executive shall be nominated for a position on the Board of Directors during the entire Employment Period.


    2.   Compensation.

         a) Monetary Remuneration and Benefits through 1996.

During the Initial Period, the Company shall pay to the Executive for all services rendered by him in any capacity:

                  i. a minimum base salary of $500,000 per year (payable in accordance with the Company's then prevailing practices, but in no event less frequently than in equal monthly installments), subject to increase if the Board of Directors of the Company in its sole discretion so determines;





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                  ii.      such additional compensation by way of salary or
         bonus or fringe benefits as the Board of Directors of the Company in its sole discretion shall authorize or agree to pay, payable on such terms and conditions as it shall determine;

                  iii. such employee benefits that are made available by the Company to the other principal executives of Anthem.

             b) Monetary Remuneration and Benefits from 1996 through 2001. During the Transition Period, the Company shall pay to the Executive for all services rendered by him in any capacity:

                  i. a base salary of $225,000 per year (payable in accordance with the Company's then prevailing practices, but in no event less frequently than in equal monthly installments); and

                  ii. such employee benefits that are made available by Anthem to its employees in general.

             c) Additional Compensation. During the Employment Period, the Board of Directors may grant to the Executive such additional compensation as it determines. Such additional compensation may be in cash, stock options, restricted stock or any other form in its discretion.

             d) Automobile. During the Initial Period, the Company will pay the Executive a monthly automobile allowance equal to the highest such allowance paid to any other executive(s) of the Company, but not less than $1,150.

             e) Vacation. During the Employment Period, the Executive will be given four weeks vacation with full pay each year, to be taken at the Executive's discretion; provided, however, that the Executive will use his best efforts to ensure that such vacation does not unduly interfere with the operation and performance of the business of the Company, its subsidiaries or its affiliates.

             f) Expenses. During the Employment Period, the Company agrees to reimburse the Executive, upon the submission of appropriate vouchers, for out-of-pocket expenses (including, without limitation, expenses for travel, lodging and entertainment) incurred by the Executive in the course of his duties hereunder.

             g)   Office and Staff.  The Company will provide the





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Executive with an office, secretary and such other facilities as may be reasonably required for the proper discharge of his duties hereunder. Such office shall be located at the executive offices of Anthem.

             h) Indemnification. The Company agrees to indemnify the Executive for any and all liabilities to which he may be subject as a result of his employment hereunder (and as a result of his service as an officer or director of the Company, or as an officer or director of any of its subsidiaries or affiliates), as well as the costs of any legal action brought or threatened against him as a result of such employment, to the fullest extent permitted by law.

             i) Participation in Plans. During the Employment Period, notwithstanding any other provision of this Agreement, the Executive shall have the right to participate in any and all of the plans or programs made available by Anthem to, or for the benefit of, executives or employees in general.

             j) Effect on Other Agreements. Changes in compensation, title and responsibility incident to the commencement of the Transition Period shall not, in themselves, entitle the Executive to terminate his employment for Good Reason within the meaning of the agreement between the Executive and the Company dated September 21, 1994 (relating to the rights of the parties in the event of a "change of control" as therein defined).

3.       The Employment Period.

         The "Employment Period", as used in the Agreement, shall mean the period beginning as of the date hereof and terminating on the last day of the calendar month in which the first of the following occurs:

             a)   the death of the Executive;

             b) the disability of the Executive as determined in accordance with Paragraph 4 hereof and subject to the provisions thereof;

             c) the termination of the Executive's employment by the Company for cause in accordance with Paragraph 6 hereof; or

             d)   December 31, 2001.

The portion of the Employment Period ending December 31, 1996 (or earlier, if applicable), is herein called the "Initial





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Period", and the portion of the Employment Period after December 31, 1996 is herein called the "Transition Period".

    4.   Disability.

         For purposes of this Agreement, the Executive will be deemed "disabled" upon the earlier to occur of (i) his becoming disabled as defined under the terms of the disability benefit program applicable to the Executive, if any, and (ii) his absence from his duties hereunder on a full-time basis for one hundred eighty (180) consecutive days as a result of his incapacity due to accident or physical or mental illness. If the Executive becomes disabled (as defined in the preceding sentence), the Employment Period shall terminate on the last day of the month in which such disability is determined. Until such termination of the Employment Period, the Company shall continue to pay to the Executive his base salary, any additional compensation authorized by the Company's Board of Directors, and other remuneration and benefits provided in accordance with Paragraph 2 hereof, all without delay, diminution or proration of any kind whatsoever (except that his remuneration hereunder shall be reduced by the amount of any payments he may otherwise receive as a result of his disability pursuant to a disability program provided by or through the Company).

         In the event that, notwithstanding such a determination of disability, the Executive is determined not to be totally and permanently disabled prior to the then scheduled expiration of the Employment Period, the Executive shall be entitled to resume employment with the Company under the terms of this Agreement for the then remaining balance of the Employment Period.

    5.   Parachute Payments.

         The Executive and the Company have simultaneously executed an agreement between the Executive and the Company dated September 21, 1994 relating to the rights of the parties in the event of a "change of control" of the Company as therein defined, which is comparable to similar agreements between the Company and certain other principal executive officers.

    6.   Termination for Cause.

         In the event of any malfeasance, willful misconduct, active fraud or gross negligence by the Executive in connection with his employment hereunder, the Company shall





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have the right to terminate the Employment Period by giving the Executive notice in writing of the reason for such proposed termination. If the Executive shall not have corrected such conduct to the satisfaction of the Company within thirty days after such notice, the Employment Period shall terminate and the Company shall have no further obligation to the Executive hereunder but the restriction on the executive's activities contained in Paragraph 9 and the obligations of the Executive contained in Paragraph 10(b) and 10(c) shall continue in effect as provided therein.

    7.   Death Benefit.

         During the Employment Period, the Executive shall participate in such group life insurance or death benefit arrangements as may, from time to time, be extended to executive officers of Anthem generally.

    8.   Termination Without Cause.

         In the event that the Company discharges the Executive without cause, the Executive shall be entitled to the salary provided in Paragraph 2, the full vesting of any restricted stock awards and the immediate exercisability of any stock options, as well as his rights under Paragraphs 4 and 7, for the full Employment Period (which, in that event, shall continue until December 31, 2001 unless sooner terminated by the Executive's disability or death). The Company shall have no right to set off payments due the Executive with any amounts he may earn from gainful employment elsewhere. It is expressly agreed and understood that the Executive shall be under no obligation to seek such employment. The provisions of Paragraph 9 restricting the Executive's activities and Executive's obligations under Paragraph 10(b) and 10(c) shall continue in effect. The provisions of this Paragraph 8 shall not act to limit the Executive's ability to recover damages from the Company for breaching this agreement by terminating the Employment Agreement without cause, except as otherwise permitted by Paragraph 3.

    9.   Non-Competition; Trade Secrets.

         During the Employment Period and for a period of two years after the termination of the Employment Period, the Executive will not, directly or indirectly:

         a) Disclosure of Information. Use, attempt to use, disclose or otherwise make known to any person or entity





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
(other than to the Board of Directors of the Company or otherwise in the course of the business of the Company, its subsidiaries or affiliates and except as may be required by applicable law):

                  i. any knowledge or information, including, without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, processes and formulae, as well as all data and records pertaining thereto, which he may acquire in the course of his employment, in any manner which may be detrimental to or cause injury or loss to the Company, its subsidiaries or affiliates; or

                  ii. any knowledge or information of a confidential nature (including all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, trade secrets or memoranda of the Company, its subsidiaries or affiliates, which he now knows or may come to know in any manner which may be detrimental to or cause injury or loss to the Company its subsidiaries or affiliates.

         b) Non-Competition. Engage or become interested in the United States, Canada or Mexico (whether as an owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) in the business of distributing electronic parts, components, supplies or systems, or any other business that is competitive with the principal business or businesses then conducted by the Company, its subsidiaries or affiliates;

         c) Solicitation. Solicit or participate in the solicitation of any business of any type conducted by the Company, its subsidiaries or affiliates, during said term or thereafter, from any person, firm or other entity which was or at the time is a supplier or customer, or prospective supplier or customer, of the Company, its subsidiaries or affiliates; or

         d) Employment. Employ or retain, or arrange to have any other person, firm or other entity employ or retain, or otherwise participate in the employment or retention of, any person who was an employee or consultant of the Company, its subsidiaries or affiliates, at any time during the period of twelve consecutive months immediately preceding such employment or retention.

         The Executive will promptly furnish in writing to the Company, its subsidiaries or affiliates, any information reasonably requested by the Company (including any third party





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confirmations) with respect to any activity or interest the Executive may have in any business.

         Except as expressly herein provided, nothing contained herein is intended to prevent the Executive, at any time after the termination of the Employment Period, from either (i) being gainfully employed or (ii) exercising his skills and abilities outside of such geographic areas, provided in either case the provisions of this Agreement are complied with.

    10.  Preservation of Business.

         a) General. During the Employment Period and subject to Paragraph 1(d) hereof, the Executive will use his best efforts to advance the business and organization of the Company, its subsidiaries and affiliates, to keep available to the Company, its subsidiaries and affiliates, the services of present and future employees and to advance the business relations with its suppliers, distributors, customers and others.

         b) Patents and Copyrights, etc. The Executive agrees, without additional compensation, to make available to the Company all knowledge possessed by him relating to any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which concern in any way the business of the Company, it subsidiaries or affiliates, whether acquired by the Executive before or during his employment or retention hereunder.

         Any methods, developments, inventions, processes, discoveries and/or improvements (whether patented, patentable or unpatentable) which the Executive may conceive of or make, related directly or indirectly to the business or affairs of the Company, its subsidiaries or affiliates, or any part thereof, during the Employment Period, shall be and remain the property of the Company. The Executive agrees promptly to communicate and disclose all such methods, developments, inventions, processes, discoveries and/or improvements to the Company and to execute and deliver to it any instruments deemed necessary by the Company to effect the disclosure and assignment thereof to it. The Executive also agrees, on request and at the expense of the Company, to execute patent applications and any other instruments deemed necessary by the Company for the prosecution of such patent applications or the acquisition of Letters Patent in the United States or any other country and for the assignment to the Company of any patents which may be issued. The Company shall indemnify and hold the Executive harmless from any and all costs, expenses, liabilities or damages sustained by the Executive by reason of having made such patent application or being granted such patents.





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         Any writings or other materials written or produced by the Executive or under his supervision (whether alone or with others and whether or not during regular business hours), during the Employment Period which are related, directly or indirectly, to the business or affairs of the Company, its subsidiaries or affiliates, or are capable of being used therein, and the copyright thereof, common law or statutory, including all renewals and extensions, shall be and remain the property of the Company. The Executive agrees promptly to communicate and disclose all such writings or materials to the Company and to execute and deliver to it any instruments deemed necessary by the Company to effect the disclosure and assignment thereof to it. The Executive further agrees, on request and at the expense of the Company, to take any and all action deemed necessary by the Company to obtain copyrights or other protections for such writings or other materials or to protect the Company's right, title and interest therein. The Company shall indemnify and hold the Executive harmless from any and all costs, expenses, liabilities or damages sustained by the Executive by reason of the Executive's compliance with the Company's request.

         c. Return of Documents. Upon the termination of the Employment Period, including any termination of employment described in Paragraph 8 and any termination of employment described in Paragraph 1(e), the Executive will promptly return to the Company all copies of information protected by Paragraph 9(a) hereof or pertaining to matters covered by subparagraph (b) of this Paragraph 10 which are in his possession, custody or control, whether prepared by him or others.

    11.  Separability.

         The Executive agrees that the provisions of Paragraphs 9 and 10 hereof constitute independent and separable covenants which shall survive the termination of the Employment Period and which shall be enforceable by the Company notwithstanding any rights or remedies the Executive may have under any other provisions hereof. The Company agrees that the provisions of Paragraphs 4, 7 and 8 hereof constitute independent and separable covenants which shall survive the termination of the Employment Period and which shall be enforceable by the Executive notwithstanding any rights or remedies the Company may have under any other provisions hereof.

    12.  Specific Performance.

         The Executive acknowledges that (i) the services to be rendered under the provisions of this Agreement and the obligations of the Executive assumed herein are of a special, unique and extraordinary character; (ii) it would be difficult





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or impossible to replace such services and obligations; (iii) the Company, it subsidiaries and affiliates will be irreparably damaged if the provision hereof are not specifically enforced; and (iv) the award of monetary damages will not adequately protect the Company, its subsidiaries and affiliates in the event of a breach hereof by the Executive. The Company acknowledges that (i) the Executive will be irreparably damaged if the provisions of Paragraphs 1(b), 4, 7, 8 and 13 hereof are not specifically enforced; and (ii) the award of monetary damages will not adequately protect the Executive in the event of a breach thereof by the Company. By virtue thereof, the Executive agrees and consents that if he violates any of the provisions of this Agreement, and the Company agrees and consents that if it violates any of the provisions of Paragraphs 1(b), 4, 7, 8 and 13 hereof, the other party, in addition to any other rights and remedies available under this Agreement or otherwise, shall (without any bond or other security being required and without the necessity of proving monetary damages) be entitled to a temporary and/or permanent injunction to be issued by a court of competent jurisdiction restraining the breaching party from committing or continuing any violation of this Agreement, or any other appropriate decree of specific performance. Such remedies shall not be exclusive and shall be in addition to any other remedy which any of them may have.

    13.  No Participation in Supplemental Retirement Plan.

         The parties agree the Executive does not fall within the class of employees eligible to participate in the Company's Supplemental Executive Retirement Plan (SERP) and will not be a participant therein.

    14.  Assistance in Litigation.

         During the term of this Agreement or at any time thereafter, the Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

    15.  Reimbursement of Legal Expenses.

         In the event that any dispute shall arise between the Executive and the Company relating to his rights under this Agreement, and it is determined by agreement between the parties, or by a final judgment of a court of competent jurisdiction that is no longer subject to appeal, that the Executive has been substantially successful in his claims,





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reasonable legal fees and disbursements of the executive in connection with such dispute shall be paid by the Company.

    16.  Miscellaneous.

         a) Entire Agreement; Amendment. This Agreement constitutes the whole employment agreement between the parties and may not be modified, amended or terminated except by a written instrument executed by the parties hereto. All other agreements between the parties pertaining to the employment or remuneration of the Executive not specifically contemplated hereby or incorporated or merged herein are terminated and shall be of no further force or effect.

         b) Assignment. Except as stated below, this Agreement is not assignable by the Company without the written consent of the Executive, or by the Executive without the written consent of the Company, and any purported assignment by either party of such party's rights and/or obligations under this Agreement shall be null and void; provided, however, that, notwithstanding the foregoing, the Company may merge or consolidate with or into another corporation, or sell all or substantially all of its assets to another corporation or business entity or otherwise reorganize itself, provided the surviving corporation or entity, if not the Company, shall assume this Agreement and become obligated to perform all of the terms and conditions hereof, in which event the Executive's obligations shall continue in favor of such other corporation or entity, subject however to the provisions of Paragraph 3.

         c) Waivers, etc, No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not operate or be construed as a waiver of the right to insist upon strict adherence to that term of any other term of this Agreement on that or any other occasion.

         d) Provisions Overly Broad. In the event that any term or provision of this Agreement shall be deemed by a court of competent jurisdiction to be overly broad in scope, duration or area of applicability, the court considering the same shall have the power and hereby is authorized and directed to modify such term or provision to limit such scope, duration or area, or all of them, so that such term or provision is no longer overly board and to enforce the same as so limited. Subject to the foregoing sentence, in the event any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or





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unenforceable any other provision of this Agreement.

         e) Notices. Any notice permitted or required hereunder shall be in writing and shall be deemed to have been given on the date of delivery or, if mailed by registered or certified mail, postage prepaid, on the date of mailing:

                  i.       if to the Executive to:

                           Robert S. Throop
                           3 Eucalyptus Court
                           Woodside, CA 94062

                  ii.      if to the Company to:

                           Arrow Electronics, Inc.
                           25 Hub Drive
                           Melville, New York 11747
                           Attention: General Counsel

Either party may, by notice to the other, change his or its address for notice hereunder.

             f) New York Law. This Agreement shall be construed and governed in all respects by the internal laws of the State of New York, without giving effect to principles of conflicts of law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Attest:                             ARROW ELECTRONICS, INC.


/s/ ROBERT E. KLATELL               By: /s/ STEPHEN P. KAUFMAN
--------------------                   ----------------------
  Secretary                                  President


                                    THE EXECUTIVE

                                    /s/ ROBERT S. THROOP
                                    --------------------
                                      Robert S. Throop





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